UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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ACHAOGEN, INC.
(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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ACHAOGEN, INC.
7000 Shoreline Court, Suite 371
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2015
To the Stockholders of Achaogen, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Achaogen, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held on June 10, 2015, at 11:30 a.m. local time, at the Company’s headquarters located at 7000 Shoreline Court, South San Francisco, California 94080 for the following purposes:

1.	To elect two directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected;

2.
To ratify the selection, by the audit committee of our board of directors, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on April 13, 2015 (the “Record Date”) can vote at this meeting or any adjournments that take place.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials on or about April 23, 2015 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about April 23, 2015. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.
The Notice of Internet Availability of Proxy Materials contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice of Internet Availability of Proxy Materials also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our board of directors with regard to each matter; and information on how to attend the meeting.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.
Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the selection, by the audit committee of our board of directors, of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

By Order of the Board of Directors
/s/ Kenneth J. Hillan, M.B., Ch.B.
Kenneth J. Hillan, M.B., Ch.B. President and Chief Executive Officer
South San Francisco, California
April 14, 2015

ACHAOGEN, INC.
7000 Shoreline Court, Suite 371
South San Francisco, California 94080
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2015
The board of directors of Achaogen, Inc. (referred to herein as the “Company”, “Achaogen”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders to be held on Wednesday, June 10, 2015, at 11:30 a.m. local time, at our headquarters located at 7000 Shoreline Court, South San Francisco, California 94080, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of April 14, 2015.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 13, 2015 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice of Internet Availability of Proxy Materials, including an option to request paper copies on an ongoing basis. On or about April 23, 2015, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.
The only voting securities of Achaogen are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 18,049,934 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.
The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2014 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “Financials and Filings” section on our investor relations website at http://investors.achaogen.com/financials.cfm and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You also may obtain a copy of Achaogen’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 18,049,934 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy on the Internet or by telephone or by returning a proxy card if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Proxy Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Proxy Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.
What am I being asked to vote on?
You are being asked to vote on two proposals:

•	Proposal No. 1: the election of two Class I directors to hold office until our 2018 Annual Meeting of Stockholders; and

•
Proposal No. 2: the ratification of the selection, by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How does the board of directors recommend I vote on the Proposals?
The board of directors recommends that you vote:

•	FOR each of the Class I director nominees; and

•	FOR ratification of Ernst & Young LLP as our independent registered public accounting firm.
How do I vote?

•	For Proposal 1, you may either vote “For,” or “Withhold” your vote from, any of the nominees to the board of directors.

•	For Proposal 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•
To vote by telephone, call the toll free number found on the proxy card you request and receive by mail or e-mail or the toll free number that you can find on the website referred to on the Notice of Internet Availability of Proxy Materials.

•
To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 9, 2015. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the Internet or telephone, if the instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
American Stock Transfer & Trust Company, LLC (“AST”) has been engaged as our independent agent to tabulate stockholder votes, or the Inspector of Election. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, AST will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to AST for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to AST on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?
The ratification of the selection, by the audit committee of our board of directors, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.
How many votes are needed to approve the proposal?
With respect to Proposal 1, the election of directors, the two nominees receiving the highest number of “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.
With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, and “For” the ratification of the selection, by the audit committee of our board of directors, of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?
If you receive more than one Notice of Internet Availability of Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.
Can I change my vote after submitting my proxy vote?
Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Achaogen’s Chief Financial Officer at 7000 Shoreline Court, Suite 371, South San Francisco, California 94080.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 25, 2015, to Achaogen’s Secretary at 7000 Shoreline Court, Suite 371, South San Francisco, California 94080. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 11, 2016 and March 12, 2016; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 10, 2016, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 18,049,934 shares outstanding and entitled to vote. Accordingly, 9,024,968 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even such proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Directions to Annual Meeting
To obtain directions to our Annual Meeting, which is to be held at our headquarters located at 7000 Shoreline Court, South San Francisco, California 94080, please visit http://www.achaogen.com/contact/.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The board of directors currently consists of eight seated directors, divided into the three following classes:

•	Class I directors: Alan B. Colowick, M.P.H., M.D., and John W. Smither, whose current terms will expire at the Annual Meeting;

•	Class II directors: Chris Boerner, Ph.D., Kenneth J. Hillan, M.B., Ch.B. and Christopher T. Walsh, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2016; and

•	Class III directors: John C. Doyle, Kent E. Lieginger, Pharm.D., and Bryan E. Roberts, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2017.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Dr. Colowick and Mr. Smither have been nominated for election at the Annual Meeting to serve as Class I directors. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
The following table sets forth, for the Class I directors who are standing for election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their position/office held with the Company and their ages as of March 31, 2015:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2015 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Alan B. Colowick, M.P.H., M.D.(1)(2)	52	Director	2015
John W. Smither(1)(2)	62	Director	2013
Class II Directors whose terms expire at the 2016 Annual Meeting of Stockholders
Chris Boerner, Ph.D.(3)	44	Director	2014
Kenneth J. Hillan, M.B., Ch.B.	54	President, Chief Executive Officer and Director	2011
Christopher T. Walsh, Ph.D.(3)	71	Director	2008
Class III Directors whose terms expire at the 2017 Annual Meeting of Stockholders
John C. Doyle	46	Director	2012
Kent E. Lieginger, Pharm.D.(3)	63	Director	2015
Bryan E. Roberts, Ph.D.(1)(2)	48	Chairman of the Board	2004

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors' individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders
Alan B. Colowick, M.P.H., M.D. Dr. Colowick has served on our board of directors since March 2015. Since 2010, Dr. Colowick has served in leadership roles at Celgene Corporation, a biotechnology company, where he most recently was President for the Europe, Mid-East, and Africa region from 2012 to 2014 and Senior Vice President Global Medical Affairs from 2010 to 2012. Previously, Dr. Colowick was Chief Executive Officer of Gloucester Pharmaceuticals, LLC, a biotechnology company sold to Celgene in 2010, and President, Oncology for Geron Corporation, a biotechnology company, from 2006 to 2008 where he was responsible for the strategic and operational activities of the company’s oncology programs. Earlier in his career, Dr. Colowick held various management positions with Amgen Inc., a biopharmaceutical company, including Vice President of European Medical Affairs, where he was responsible for products in multiple therapeutic areas, including hematology-oncology, nephrology and internal medicine. While at Amgen, Dr. Colowick led the team responsible for the successful registration and launch of Aranesp® in the U.S., E.U. and Australia. Dr. Colowick has previously served as a clinical and research fellow in hematology and oncology at the Dana Farber Cancer Institute and Brigham and Women’s Hospital at Harvard University. He holds a B.S. in Molecular Biology from the University of Colorado, an M.D. from Stanford University and an M.P.H. from Harvard University.
Dr. Colowick brings to our board of directors his extensive management experience with large and emerging biotechnology companies.
John W. Smither. Mr. Smither has served on our board of directors since December 2013. Since November 2007, Mr. Smither has been Chief Financial Officer of KYTHERA Biopharmaceuticals, Inc., a publicly traded biotechnology company. From 1998 to 2007, Mr. Smither held various positions at Amgen Inc., a publicly traded biotechnology company, including Executive Director of Corporate Accounting, Vice President of Finance and Administration of Amgen’s European Division, and Head of Internal Audit. Prior to joining Amgen, Mr. Smither served as Audit Partner at Ernst & Young LLP, a public accounting firm, and as the Chief Financial Officer of several early stage companies. Mr. Smither has a B.S. in Business Administration from California State University, Los Angeles. Mr. Smither is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and Financial Executives International.
Mr. Smither brings to our board of directors his substantive expertise in finance and accounting, and his extensive experience in the biotechnology industry.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH CLASS I NOMINEE NAMED ABOVE
Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders
Chris Boerner, Ph.D. Dr. Boerner has served on our board of directors since March 2014. Dr. Boerner is currently the President and Head of the U.S. Commercial business at Bristol-Myers Squibb, a pharmaceutical company which he joined in February 2015. Prior to this role, Dr. Boerner served as the Executive Vice President of Commercial for Seattle Genetics, Inc., a biotechnology company, where he was responsible for leading all commercial activities for the company. Previously, he was its Senior Vice President of Commercial and its Vice President of Marketing. Before joining Seattle Genetics, Dr. Boerner was with Dendreon Corporation, a biotechnology company, from June 2010 to November 2010, where he led the marketing team. From 2002 to 2010, he was with Genentech Inc., a pharmaceutical company and a member of the Roche Group, where he served in a variety of commercial roles, including Director of Marketing on Avastin, Director of Avastin franchise strategy and Associate Director of Oncology Market Development. Prior to Genentech, Dr. Boerner was with McKinsey & Company, a global strategic management consulting firm, where he served global pharmaceutical and biotechnology clients. Dr. Boerner received his Ph.D. and M.A. in Business Administration from the Haas School of Business at the University of California, Berkeley, and holds an A.B. in Economics and History from Washington University in St. Louis.
Dr. Boerner brings to our board of directors his extensive commercial biotechnology experience.
Kenneth J. Hillan, M.B., Ch.B. Dr. Hillan joined Achaogen in April 2011. Dr. Hillan served as Chief Medical Officer from April 2011 until July 2014 and Dr. Hillan has served as Chief Executive Officer and a member of our board of directors since October 2011. Prior to joining Achaogen, from August 1994 to April 2011, Dr. Hillan served at Genentech. Dr. Hillan was responsible for numerous successful drug approvals and led the medical and scientific strategies for its Immunology, Tissue Growth and Repair drug portfolio. He served in a number of key leadership positions in research and development, including Senior Vice President

Clinical Development, Inflammation, Vice President Immunology, Tissue Growth and Repair (ITGR), Vice President Development Sciences and Vice President Research Operations and Pathology. Dr. Hillan also previously served as Senior Vice President and head of Clinical Development and Product Development Strategy in Asia-Pacific for Roche in Shanghai, China. Since June 2014, Dr. Hillan has served on the board of directors of Relypsa, Inc., a publicly traded biotechnology company. Dr. Hillan has an M.B. Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow, U.K. Dr. Hillan is a Fellow of the Royal College of Surgeons (FRCS), and a Fellow of the Royal College of Pathologists (FRCPath). Dr. Hillan has authored dozens of scientific publications and is a named inventor on almost 50 issued patents.
We believe that Dr. Hillan’s detailed knowledge of our company and his extensive background in the biotechnology industry, including his roles at Genentech, provide a critical contribution to our board of directors.
Christopher T. Walsh, Ph.D. Dr. Walsh has served on our board of directors since October 2008. Dr. Walsh has been the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School since 1991 and formerly was president of the Dana-Farber Cancer Institute from 1992 to 1995 and chairman of the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School from 1987 to 1995. He has performed extensive research in enzyme stereochemistry, reaction mechanisms and the mechanisms of action of anti-infective and immunosuppressive agents. Dr. Walsh serves on the Scientific Advisory Board for LS9, Inc., Epizyme Corporation, Verastem, Inc., Hua Medicine, and Abide Therapeutics. Dr. Walsh is also a member of the board of directors of Ironwood Pharmaceuticals, Inc., a publicly traded pharmaceuticals company, and Proteostasis Therapeutics, Inc., a privately held biotechnology company. Dr. Walsh has an A.B. in Biology from Harvard University and a Ph.D. in Life Sciences from The Rockefeller University, New York.
Dr. Walsh brings to our board of directors his extensive expertise gained as a scientist at preeminent research institutions and as a director and scientific advisor to numerous life sciences and pharmaceutical companies.
Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders
John C. Doyle. Mr. Doyle has served as a member of our board of directors since November 2012. Mr. Doyle joined Castlight Health, a healthcare information company, as Chief Financial Officer in November 2012, and leads the finance, human resources, and corporate development teams. Previously, Mr. Doyle served as our Chief Operating Officer from August 2009 to November 2009 and from February 2011 to November 2012, and as our Chief Financial Officer from November 2009 to February 2011. At Achaogen, Mr. Doyle managed business development, corporate finance, information technology, and business strategy. Prior to joining Achaogen, Mr. Doyle was Vice President of Finance and Corporate Planning at Genentech, from 2007 to 2009. Mr. Doyle is a member of the 2012 class of Henry Crown Fellows at the Aspen Institute. He has a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of California, Berkeley.
Mr. Doyle brings to our board of directors his deep experience in operational and strategic planning, as well as general executive and leadership expertise, in the pharmaceuticals industry.
Kent E. Lieginger, Pharm.D. Dr. Lieginger has served on our board of directors since March 2015. Dr. Lieginger has most recently served as Senior Vice President, Managed Care and Customer Operations at Genentech, as well as Director of the Genentech Foundation since 2005. He originally joined Genentech as Vice President, Managed Care and Customer Operations in 2004 and served as a member of Genentech’s Commercial Leadership Committee. Prior to joining Genentech, Dr. Lieginger was Vice President, National Insurer and Employer Segment (Managed Markets Division) at GlaxoSmithKline plc, a pharmaceutical company, where he also led teams in U.S. and global business development, finance, strategic contracting, manufacturing, marketing, and sales. He completed his residency in clinical pharmacy at the University of California in San Francisco, served for four years as Assistant Clinical Professor of Medicine at the University of California, Davis School of Medicine, and has served on the Board of Trustees at University of the Sciences in Philadelphia since 2013.
Dr. Lieginger brings to our board of directors his significant expertise in product development in the biotechnology industry.
Bryan E. Roberts, Ph.D. Dr. Roberts has served on our board of directors since August 2004, and he has served as our Chairman since December 2009. Dr. Roberts joined Venrock, a venture capital investment firm, in 1997, where he serves as Partner. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder, Peabody & Co., a brokerage company. Dr. Roberts is currently on the board of directors of four additional publicly traded companies: Zeltiq Aesthetics, a medical technology company, Vitae Pharmaceuticals, a pharmaceutical company, Ironwood Pharmaceuticals, a pharmaceutical company, where Dr. Roberts serves as Chairman, and Castlight Health, a healthcare software company, where Dr. Roberts serves as Chairman. He also serves on the board of directors of several private companies and previously served on the board of directors of publicly traded Athenahealth, Inc., XenoPort, Inc., and Sirna Therapeutics, Inc. He has a B.A. in Chemistry from Dartmouth College and a Ph.D. in Chemistry and Chemical Biology from Harvard University.

Dr. Roberts brings to our board of directors substantial experience in the life sciences industry, having served on the board of directors of several private and public companies. Dr. Roberts’ experiences with facilitating the growth of healthcare and biotechnology companies, together with his historical perspective on our company, make him especially qualified to serve on our board of directors as we have become a public company.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to Ernst & Young LLP during the years ended December 31, 2014 and 2013. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$1,098,135	$906,154
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	1,995	—
Total Fees	$1,100,130	$906,154

(1)
Audit Fees of Ernst & Young LLP for 2014 and 2013 were for professional services associated with the annual audit of our consolidated financial statements, the reviews of our interim consolidated financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." No such services were incurred in 2014 or 2013.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning. No such services were incurred in 2014 or 2013.

(4)	All Other Fees include any fees billed that are not audit, audit related or tax fees. In 2014 this fee included a license to an accounting research database.
Pre-Approval Policies and Procedures
Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide such pre-approvals for audit or non-audit services, provided that such person or persons report such pre-approvals to the full audit committee at its next scheduled meeting. Audit committee pre-approval of non-audit services (other than review and attest services) are not required if such services fall within available exceptions established by the SEC.
The audit committee pre-approved all audit, audit-related, tax and other services provided by Ernst & Young LLP for 2014 and 2013 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Achaogen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available at Achaogen’s investor relations website at http://investors.achaogen.com/corporate-governance.cfm. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Achaogen’s audited financial statements as of and for the year ended December 31, 2014.
The audit committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the audit committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and is seeking ratification of such selection by the stockholders.
Audit Committee
John W. Smither, Chairman
Alan B. Colowick, M.P.H., M.D.
Bryan E. Roberts, Ph.D.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investors.achaogen.com/corporate-governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our board of directors adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://investors.achaogen.com/corporate-governance.cfm.
Independence of the Board of Directors
As required under NASDAQ rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.
Consistent with these considerations, our board of directors has determined that all of our directors, other than Dr. Hillan and Mr. Doyle, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Dr. Hillan is not considered independent because he is an employee of Achaogen. Mr. Doyle is not considered independent because of his past employment as an executive officer of the Company. Scott M. Rocklage, Ph.D. and Camille Samuels are no longer members of our board of directors; however, they served on our board of directors during the 2014 fiscal year and until their resignation in March 2015. Our board of directors has also determined that Dr. Rocklage and Ms. Samuels qualified as “independent” directors in accordance with the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of NASDAQ and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board of Directors
Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Dr. Bryan E. Roberts currently serves as the Chairman of our board of directors. In that role, Dr. Roberts presides over the executive sessions of the board of directors in which Dr. Hillan does not participate and serves as a liaison to Dr. Hillan and management on behalf of the board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board of Directors in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the audit committee charter and the audit committee’s performance.
The current members of our audit committee are Drs. Roberts and Colowick and Mr. Smither. Mr. Smither serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. Smither is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. Under the rules of the SEC and NASDAQ, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of the audit committee meet these heightened independence standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders at http://investors.achaogen.com/corporate-governance.cfm.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options, restricted stock units and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The current members of our compensation committee are Drs. Roberts and Colowick and Mr. Smither. Dr. Colowick serves as the chairman of the committee. Each of the members of our compensation committee is an independent, outside and non-employee director under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended, relating to compensation committee independence. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders at http://investors.achaogen.com/corporate-governance.cfm.
In September 2014, the compensation committee retained Compensia Inc., a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and composition and organization of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Boerner, Lieginger and Walsh. Dr. Boerner serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders at http://investors.achaogen.com/corporate-governance.cfm. There are no family relationships among any of our directors or executive officers.
In recommending candidates for election to the board of directors, the independent members of the nominating and corporate governance committee may consider the following criteria, among others: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; promotion of a diversity of business or career experience relevant to the success of the Company. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any recommendation or nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act of 1934, as amended (the “Exchange Act”), information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Chief Financial Officer, at 7000 Shoreline Court, Suite 371, South San Francisco, California 94080.
Mr. Smither was appointed to the board of directors in December 2013 to fill a vacancy on the board of directors created by an increase in the authorized number of directors, and therefore is standing for election as a director by stockholders for the first time. Mr. Smither was recommended to our board of directors and its nominating and corporate governance committee upon the recommendation of certain non-management directors and our chief executive officer. Dr. Colowick was appointed to the board of directors in March 2015 to fill a vacancy on the board of directors created by an increase in the authorized number of directors, and therefore is standing for election as a director by stockholders for the first time. Dr. Colowick was recommended to our board of directors and its nominating and corporate governance committee upon the recommendation of certain non-management directors and our chief executive officer.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our board of directors met seven times during 2014. The audit committee met four times, the compensation committee met four times and the nominating and corporate governance committee did not hold a meeting during 2014. During 2014, each board member attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which he or she served, which occurred while such director was a member of the board of directors and such committees. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. We did not have an annual meeting of stockholders in 2014.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the board of directors or any specified individual directors, such correspondence should be sent to the attention of our Chief Financial Officer, at 7000 Shoreline Court, Suite 371, South San Francisco, California 94080. The Chief Financial Officer will forward the communication to the board of directors members.
Compensation Committee Interlocks and Insider Participation
During 2014, our compensation committee consisted of Dr. Roberts, Mr. Smither and Ms. Samuels. No such member of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since January 1, 2014, to which we were a party or will be a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation
Please see “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation‒Narrative to Summary Compensation Table and Outstanding Equity Awards at 2014 Fiscal Year End.”
Director and Officer Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by the company’s related transaction policies and procedures.

DIRECTOR COMPENSATION
In January 2014, our board of directors approved a compensation policy for our non-employee directors which became effective in March 2014 at the closing of our initial public offering, or the Non-Employee Director Compensation Program. Pursuant to this program, our non-employee directors receive cash compensation, paid quarterly in arrears, as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $35,000 per year.

•	The Chairman receives an additional annual cash retainer in the amount of $27,500 per year.

•
The chairperson of the audit committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•
The chairperson of the compensation committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•
The chairperson of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $7,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $3,000 per year for such member’s service on the nominating and corporate governance committee.

Under the Non-Employee Director Compensation Program, each non-employee director receives an option to purchase 20,000 shares of our common stock upon the director’s initial appointment or election to our board of directors, referred to as the Initial Grant, and an annual option to purchase 10,000 shares of our common stock on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. The Initial Grant will vest as to 1/36th of the shares subject to Initial Grant each month following the applicable grant date, subject to continued service through each applicable vesting date. The Annual Grant will vest as to 1/12th of the shares subject to the Annual Grant each month following the applicable grant date, which vesting will accelerate in full on the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date.
Upon the pricing of the initial public offering of our common stock on March 11, 2014, each non-employee director received an option under our 2014 Plan to purchase 10,000 shares of our common stock at an exercise price per share equal to the initial public offering price of $12.00, which option vests as to 1/12th of the shares subject thereto on each monthly anniversary of March 11, 2014, which vesting will accelerate in full on the date of the Annual Meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date.
In addition, in connection with his appointment as a director in December 2013, Mr. Smither was granted an option under to purchase 18,181 shares of our common stock under our 2003 Plan on January 30, 2014. Such option vests with respect to 1/36th of the shares subject to the option on each monthly anniversary of January 30, 2014, subject to Mr. Smither’s continued service with the Company on each such vesting date.
The table below sets forth information regarding the compensation of our eligible directors for the fiscal year ended December 31, 2014.

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Chris Boerner, Ph.D.(2)	28,500	222,662	251,162
John C. Doyle	35,000	69,821	104,821
Bryan E. Roberts, Ph.D.	67,500	69,821	137,321
Scott M. Rocklage, Ph.D.(3)	49,500	69,821	119,321
Camille D. Samuels(3)	52,500	69,821	122,321
John W. Smither	55,000	173,707	228,707
Christopher T. Walsh, Ph.D.	38,000	69,821	107,821

(1)
Amounts shown represent the grant date fair value of stock options granted, as calculated in accordance with ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 10 of the financial statements included in our Annual Report on Form 10-K filed March 16, 2015 for the assumptions used in calculating this amount. As of December 31, 2014, each of our non-employee directors held the following outstanding options to purchase shares of our common stock:

Name of Director	Shares Subject to Outstanding Options
Chris Boerner, Ph.D.	20,000
John C. Doyle	98,114
Bryan E. Roberts, Ph.D.	10,000
Scott M. Rocklage, Ph.D.	10,000
Camille D. Samuels	10,000
John W. Smither	28,181
Christopher T. Walsh, Ph.D.	53,181
None of our directors held any other outstanding equity awards as of December 31, 2014.

(2)	Dr. Boerner was appointed as a director on March 27, 2014 and received an Initial Grant pursuant to the terms of the Non-Employee Director Compensation Program.

(3)	Resigned from the board of directors effective March 20, 2015.

EXECUTIVE OFFICERS
The following is biographical information for our executive officers, including their ages as of March 31, 2015.

Name	Age	Position(s)
Kenneth J. Hillan, M.B., Ch.B.	54	President and Chief Executive Officer
Derek A. Bertocci	61	Senior Vice President and Chief Financial Officer
Ian Friedland, M.D.	57	Chief Medical Officer
Kenneth J. Hillan, M.B., Ch.B. Dr. Hillan has served as our President and Chief Executive Officer and as a member of our board of directors since October 2011. Please see Dr. Hillan’s biography set forth above in the section entitled “Proposal 1‒Election of Directors.”
Derek A. Bertocci. Mr. Bertocci has served as our Senior Vice President and Chief Financial Officer since February 2014. Prior to joining Achaogen, Mr. Bertocci was Senior Vice President and Chief Financial Officer of Accuray Incorporated, a publicly traded radiation oncology company, from January 2009 to September 2013. From October 2006 through December 2008, Mr. Bertocci served as the Chief Financial Officer of BioForm Medical, Inc., a publicly traded medical aesthetics company. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a publicly traded provider of lasers and fiber optic devices for urology and aesthetic surgery. Prior to that, Mr. Bertocci spent a number of years in various roles at VISX Incorporated, a publicly traded provider of systems for laser vision correction surgery, including as Chief Financial Officer from March 2004 to May 2005 and Vice President and Controller from 1998 to March 2004. Mr. Bertocci holds a B.A. from Stanford University and an M.B.A. from the University of Southern California. Mr. Bertocci is also a Certified Public Accountant (inactive).
Ian Friedland, M.D. Dr. Friedland has served as our Chief Medical Officer since July 2014. Dr. Friedland joined Achaogen from Cubist Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he has served as Vice President, Clinical Research since joining Cubist in December 2009. From January 2009 to December 2009, Dr. Friedland served as Chief Medical Officer at Calixa Therapeutics, Inc., a pharmaceutical company acquired by Cubist in December 2009. Dr. Friedland received his M.D. from the University of the Witwatersrand and completed a residency at Einstein Medical School and a pediatric infectious disease fellowship at the University of Texas Southwestern Medical Center.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for 2014 were as follows:

•	Kenneth J. Hillan, M.B., Ch.B., President and Chief Executive Officer;

•	Derek A. Bertocci, Senior Vice President and Chief Financial Officer; and

•	Ian Friedland, M.D., Chief Medical Officer.
Summary Compensation Table
The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)	Total ($)
Kenneth J. Hillan, M.B., Ch.B., President and Chief Executive Officer	2014 2013	380,100 367,200	‒ ‒	811,074 ‒	80,000 96,400	7,800(4) 7,650(4)	1,278,974 471,250
Derek A. Bertocci, Senior Vice President and Chief Financial Officer(5)	2014	269,958	‒	958,502	50,000	7,800(4)	1,286,260
Ian Friedland, M.D., Chief Medical Officer(6)	2014	174,375	70,000	725,896	35,000	148,941(7)	1,154,212

(1)	Constitutes a sign on bonus that must be repaid if Dr. Friedland voluntarily resigns his employment prior to July 2015.

(2)
Amounts shown represent the grant date fair value of stock options granted, as calculated in accordance with ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting provisions. See footnote 10 of the financial statements included in our Annual Report on Form 10-K filed March 16, 2015 for the assumptions used in calculating this amount.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain Company and individual performance objectives. The amounts listed for 2014 were paid to the named executive officers in early 2015. Please see the descriptions of the annual performance bonuses in “Narrative to Summary Compensation Table and Outstanding Equity Awards at 2014 Fiscal Year End‒Terms and Conditions of Annual Bonuses” below.

(4)	Amounts represent the Company’s matching contribution under its 401(k) plan.

(5)	Mr. Bertocci joined the Company as our Senior Vice President and Chief Financial Officer in February 2014.

(6)	Dr. Friedland joined the Company as our Chief Medical Officer in July 2014.

(7)
Amount represents relocation benefits, consisting of $63,995 for the reimbursement of closing costs on the sale of his home, $12,091 for temporary housing and travel and $24,859 for household moving reimbursements. Amount also includes $47,996 paid to Dr. Friedland to offset taxes payable by him with respect to the reimbursement of closing costs on the sale of Dr. Friedland’s home.

Outstanding Equity Awards at 2014 Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2014.

	Option Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unxercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Kenneth J. Hillan, M.B., Ch.B.	4/18/2011(2)	132,727	—	—	6.93	6/7/2021
	4/18/2011(3)	44,545	—	—	6.93	6/7/2021
	4/18/2011(4)	22,272	—	—	6.93	6/22/2021
	3/8/2012	132,763	—	—	7.26	3/8/2022
	3/8/2012(5)	—	—	100,600	7.26	3/8/2022
	1/30/2014	76,363	—	—	9.24	1/30/2024
	1/30/2014(6)	—	—	60,000	9.24	1/30/2024
Derek A. Bertocci	2/18/2014(7)	—	81,250	—	12.00	3/11/2024
	3/11/2014(8)	—	—	43,750	12.00	3/11/2024
Ian Friedland, M.D.	7/28/2014(7)	—	97,500	—	8.04	9/25/2024
	9/25/2014(8)	—	—	52,500	8.04	9/25/2024

(1)
Except as otherwise noted, options are exercisable immediately, in whole or in part, conditioned upon the NEO entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the options vest and/or are released from the Company’s repurchase option, as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date (and if there is no corresponding day, on the last day of the month), such that all shares will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

(2)
The option is exercisable immediately, in whole or in part, conditioned upon the NEO entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the option vest and/or are released from the Company’s repurchase option, as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date, and thereafter as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date, such that all shares will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

(3)
The option is exercisable immediately, in whole or in part, conditioned upon the NEO entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the option vest and/or are released from the Company’s repurchase option, as to 100% of the shares subject to the option on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

(4)
The option is exercisable immediately, in whole or in part, conditioned upon the NEO entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the option vest and/or are released from the Company’s repurchase option, as to 100% of the shares subject to the option on the sixth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

(5)
The option is exercisable immediately, in whole or in part, conditioned upon Dr. Hillan entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the option vest and/or are released from the Company’s repurchase option, as to 47,472 of the shares subject to the option on the date that the closing trading price of the Company’s common stock first reaches or exceeds $33.00 per share, as to 47,472 of the shares subject to the option on the date that the closing trading price of the Company’s common stock first reaches or exceeds $55.00 per share, and as to 5,656 of the shares subject to the option on the date that the closing trading price of the Company’s common stock first reaches or exceeds $77.00 per share (in each case, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) respectively, subject to Dr. Hillan continuing to provide services to the Company through such vesting date.

(6)
The option is exercisable immediately, in whole or in part, conditioned upon Dr. Hillan entering into a restricted stock purchase agreement with respect to any unvested shares. The shares subject to the option vest and/or are released from the Company’s repurchase option, as to one-third of the shares subject to the option on the date that the closing trading price of the Company’s common stock first reaches or exceeds each of $33.00, $55.00 and $77.00 per share (in each case, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) respectively, subject to Dr. Hillan continuing to provide services to the Company through such vesting date.

(7)
The shares subject to the option vest and become exercisable as to 1/4th of the shares subject to the option on the first anniversary of the vesting commencement date, and thereafter as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, such that all shares will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

(8)
The shares subject to the option vest and become exercisable as to one-third of the shares subject to the option on the 30th consecutive date that the closing trading price of the Company’s common stock first reaches or exceeds each of $33.00, $55.00 and $77.00 per share (in each case, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) respectively, subject to the holder continuing to provide services to the Company through such vesting date.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2014 Fiscal Year End
Terms and Conditions of Employment Agreements with our NEOs
We have entered into offer letter agreements with each of the NEOs in connection with his employment with us. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, target annual bonus opportunity and standard employee benefit plan participation. Our board of directors or the compensation committee reviews each NEO’s base salary and target bonus opportunity from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities. For fiscal year 2014, Dr. Hillan’s base salary was $380,100, Mr. Bertocci’s base salary was $310,000, and Dr. Friedland’s base salary was $405,000. In addition, for 2014, Dr. Hillan, Mr. Bertocci, and Dr. Friedland each had an annual bonus target of 35%, 30%, and 30%, respectively, of base salary awarded based on the achievement of certain performance goals established by our board of directors. Mr. Bertocci joined as our Senior Vice President and Chief Financial Officer on February 28, 2014, and Dr. Friedland joined as our Chief Medical Officer on July 28, 2014, so each of their salaries and annual bonuses were pro-rated for the portion of 2014 served.
Under Dr. Friedland’s offer letter agreement, Dr. Friedland was entitled a one-time sign-on bonus of $70,000, which is subject to repayment to the Company in the event that he voluntarily terminates employment prior to the first anniversary of his commencement of employment. In addition, Dr. Friedland was eligible to receive reimbursement of expenses incurred in connection with his relocation to the San Francisco Bay Area, up to a maximum of $100,000 (excluding temporary housing expense). Dr. Friedland was also eligible to receive a tax gross-up of 75% on the reimbursement of closing costs on the sale of his home.
Pursuant to the offer letter agreements with each of the NEOs, in the event the NEO’s employment is terminated other than the period commencing three months prior to and ending 12 months following a “change of control” (as defined below), other than (a) for “cause” (as defined below) or (b) as a result of his death or disability, and he executes and does not revoke a general release of claims in favor of the Company, then (i) the NEO will receive a severance payment equal to six months of his base salary, payable in six equal monthly installments, and (ii) 25% of the NEO’s then-unvested equity awards (or, in the case of Dr. Hillan, then-unvested options granted pursuant to his offer letter) will immediately vest and become exercisable. In the event the NEO’s employment is terminated within the period commencing three months prior to and ending 12 months following a change of control, other than (a) for “cause” (as defined below) or (b) as a result of his death or disability, or in the event he resigns for “good reason” (as defined below) within such period, and, in either case, he executes and does not revoke a general release of claims in favor of the Company, then (i) the NEO will receive a severance payment equal to his annual base salary, payable in 12 equal monthly installments, and (ii) 50% (in the case of Dr. Hillan) or 100% (in the case of Mr. Bertocci or Dr. Friedland) then-unvested equity awards (or, in the case of Dr. Hillan, then-unvested options granted pursuant to his offer letter) will immediately vest and become exercisable. Please see the section below entitled “‒Terms and Conditions of Equity Award Grants” for a description of additional vesting acceleration of each of our NEOs’ outstanding equity awards upon a change of control.
For purposes of the offer letter agreements with our NEOs, “cause” means (i) an act of dishonesty made by the NEO in connection with his responsibilities as an employee, (ii) the NEO’s conviction of, or plea of nolo contendere to, a felony, (iii) the NEO’s gross misconduct, or (iv) the NEO’s continued substantial violations of his employment duties after he has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that he has not substantially performed his duties.
For purposes of the offer letter agreements with our NEOs, “good reason” generally means the NEO’s resignation within 30 days following the expiration of the Company cure period (discussed below) following the occurrence of one or more of the following, without the NEO’s express written consent: (i) a material reduction in the NEO’s annual base salary unless such reduction is part of a Company-wide reduction for similarly situated persons where the reduction applied to the NEO is substantially similar to the reduction for the other similarly situated employees; (ii) the significant or material reduction of the NEO’s duties or responsibilities relative to his duties or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction in duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such for the operations of the Company following a change of control and is not made the Chief Executive Officer of the acquiring corporation) shall not constitute “good reason”; or (iii) a material change in the geographic location at which the NEO must perform services (it being understood that a relocation more than 50 miles is material). Before the NEO may resign for good reason, (A) the NEO must provide the Company with written notice within 90 days of the event that he believes constitutes good reason specifically identifying the acts or omissions constituting the grounds for good reason and (B) the Company must have an opportunity within 30 days following delivery of such notice to cure the good reason condition.
For purposes of the offer letter agreements with our NEOs, a “change of control” means: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity or its parent), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent, as applicable, outstanding immediately after such transaction or series of transactions; (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company; or (iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.
Terms and Conditions of Annual Bonuses
For 2014, all of our NEOs were eligible for performance-based cash incentives pursuant to the achievement of certain performance objectives. The performance goals for these annual performance cash incentives were reviewed and approved by our board of directors. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including individual performance and financing and research goals.
Target Bonus Opportunity
Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate goals and may be increased or decreased based on individual performance. For each of our NEOs, their target bonus opportunity is originally set in their offer letters with the Company as described above. Our board of directors or our compensation committee has historically reviewed these target percentages to ensure they are adequate, but does not follow a formula. Instead, our board of directors or our compensation committee has set these rates based on each participating executive’s experience in her or his role with the company and the level of responsibility held by each executive, which the board of directors or our compensation committee believe directly correlates to her or his ability to influence corporate results. For fiscal year 2014, our board of directors used a guideline target bonus opportunity of 35% of base salary for Dr. Hillan, 30% of base salary for Mr. Bertocci, and 30% of base salary for Dr. Friedland. Mr. Bertocci’s and Dr. Friedland’s bonuses were pro-rated for their partial service in 2014.
Performance Goals and Weighting
For determining the performance bonus amounts for our NEOs for 2014, our board of directors set certain corporate performance goals, using a mixture of financing, research, clinical, regulatory, workplace satisfaction and other targets. These performance goals were not expected to be attained based on average or below average performance. After determining performance targets, each performance target was given a different weight for determining the overall bonus amount based on the importance to the success of the Company for each performance target. For fiscal year 2014, our initial public offering target was weighted at 30%, plazomicin clinical targets were weighted at 40% with an additional potential 10%, our research program progress target was weighted at 10%, our year-end cash balance target was weighted at 10% and workplace satisfaction targets were weighted at 10%. Additional research program targets and talent acquisition and development targets could increase achievement by an additional 10% each. The amount payable with respect to corporate performance was increased or decreased based upon the percentage achievement, with 50% of the amount attributable to corporate performance payable at 50% achievement, 100% payable at 75% achievement, 133% payable at 100% achievement and up to 150% payable upon overachievement of the performance goals. For achievements between enumerated percentages, the amount payable was determined using linear interpolation.
Under our 2014 bonus program, Dr. Hillan’s bonus was 100% tied to our performance on corporate goals. Each of Mr. Bertocci’s and Dr. Friedland’s bonuses were determined based on corporate performance with respect to 70% and individual performance with respect to 30%.
Achievement Level
In early 2014, the board of directors established the corporate performance goals and weightings for 2014 described above. For each of these performance goals, the board of directors set a target achievement level. There was no minimum or maximum achievement for each performance target; instead the board of directors weighs the achievement, partial achievement or non-achievement for each performance target when deciding the overall achievement level. Our 2014 performance with respect to determining bonuses to executive officers was reviewed by the compensation committee of our board of directors in February 2015 and by our board of directors in March 2015. The board of directors determined the target achievement at 55%, as detailed in the below table, which, under the terms of the program, resulted in 60% of the target bonus attributable to corporate performance:

Performance Goal	Target Achievement Percentage	Actual 2014 Achievement Percentage
IPO Target	30%	30%
Plazomicin Clinical Targets	40%, +10%	10%
Research Program Progress Target	10%	0%
Year End Cash Balance Target	10%	10%
Workplace Satisfaction Targets	10%	0%
Additional Research Program Target	+10%	0%
Talent Acquisition and Development Target	+10%	5%
Total	100% (+30%)	55%
Mr. Bertocci’s and Dr. Friedland’s individual performance was determined to have been achieved at 75% and 100%, respectively. As a result, each of our NEOs received the following bonus payouts as a percentage of target: Dr. Hillan: 60%; Mr. Bertocci: 62%; and Dr. Friedland: 67%. The NEOs’ 2014 bonuses are set forth in the “Summary Compensation Table” above.
Terms and Conditions of Equity Award Grants
Each of our NEOs received options to purchase our common stock in fiscal year 2014. The table above entitled “Outstanding Equity Awards at 2014 Fiscal Year End” describes the material terms of other option awards made in past fiscal years to our NEOs.
In January 2014, our board of directors granted two separate option awards to Dr. Hillan pursuant to our Amended and Restated 2003 Stock Plan, or 2003 Plan, which were exercisable immediately with an exercise price of $9.24 per share, which the board determined was the fair market value on the date of grant. The first option award of 76,363 shares granted to Dr. Hillan vests as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date such that 100% of the shares subject to the option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to Dr. Hillan continuing to provide services to the Company through such vesting date. The second option award of 60,000 shares granted to Dr. Hillan vests as to 1/3rd of the shares subject to the option on the date that the closing trading price of the Company’s common stock first reaches or exceeds $33.00, $55.00 and $77.00 (in each case, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), respectively, subject to Dr. Hillan continuing to provide services to the Company through such vesting date.
In March 2014, our board of directors granted two separate option awards to Mr. Bertocci under our 2014 Equity Incentive Plan, or 2014 Plan, in connection with his commencement of employment with us with an exercise price of $12.00 per share, which the board determined was the fair market value on the date of grant. The first option award of 81,250 granted to Mr. Bertocci vests as to 25% of the shares subject to the option on March 11, 2014 and thereafter as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date such that 100% of the shares subject to the option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to Mr. Bertocci continuing to provide services to the Company through such vesting date. The second option award of 43,750 shares granted to Mr. Bertocci vests as to 1/3rd of the shares subject to the option on the 30th consecutive date that the closing trading price of the Company’s common stock first reaches or exceeds $33.00, $55.00 and $77.00 (in each case, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), respectively, subject to Mr. Bertocci continuing to provide services to the Company through such vesting date.
In July 2014, our board of directors granted two separate option awards to Dr. Friedland under our 2014 Plan in connection with his commencement of employment with us with an exercise price of $8.04 per share, the closing price of our common stock on the date of grant. The first option award of 97,500 granted to Dr. Friedland vests as to 25% of the shares subject to the option on July 28, 2014 and thereafter as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date such that 100% of the shares subject to the option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to Dr. Friedland continuing to provide services to the Company through such vesting date. The second option award of 52,500 shares granted to Dr. Friedland vests as to 1/3rd of the shares subject to the option on the 30th consecutive date that the closing trading price of the Company’s common stock first reaches or exceeds $33.00, $55.00 and $77.00 (in each case, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), respectively, subject to Dr. Friedland continuing to provide services to the Company through such vesting date.
Under our 2014 Plan and 2003 Plan, in the event that within the twelve month period following a change in control, a participant is terminated by the Company other than for “cause” (as defined in the 2014 Plan) or by the participant for “good reason” (as defined in the 2014 Plan), then each outstanding equity award held by the participant will vest in full on the date of his or her termination.
Terms and Conditions of 401(k) Plan
Our U.S. eligible employees, including our NEOs, participate in our 401(k) Plan. Enrollment in the 401(k) Plan is automatic for employees who meet eligibility requirements unless they decline participation. Under the 401(k) Plan, we provide matching contributions equal to 50% of employees’ contribution, up to 6% of annual earnings. The maximum employee contribution to the 401(k) Plan is 100% of an employee’s annual eligible compensation, subject to regulatory and plan limitations.
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2014, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	2,053,572(3)	$7.95(4)	589,129(5)
Equity Compensation Plans Not Approved by Stockholders(6)	—	—	650,000
Total	2,053,572	$7.95	1,239,129

(1)	Includes the Achaogen, Inc. 2014 Equity Incentive Award Plan, 2014 Employee Stock Purchase Plan and Amended and Restated 2003 Stock Plan, as amended.

(2)
The 2014 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 14,545,454 shares of stock may be issued upon the exercise of incentive stock options. The 2014 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, in each case subject to the approval of the compensation committee of our board of directors on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 3,181,818 shares of stock may be issued under the 2014 Employee Stock Purchase Plan.

(3)	Consists of 1,885,372 shares of common stock underlying outstanding options and 168,200 shares of common stock underlying outstanding restricted stock units.

(4)
Represents the weighted average exercise price of outstanding options and is calculated without taking into account the 168,200 shares of common stock subject to outstanding restricted stock units that become issuable without the payment of a purchase price as those units vest.

(5)
Includes 127,659 shares that were available for future issuance as of December 31, 2014 under the 2014 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

(6)
Represents shares subject to awards that may be granted under the 2014 Employment Commencement Incentive Plan, adopted by our board of directors in December 2014. The plan permits various equity awards to be granted to newly hired employees as an inducement for them to commence employment with us, including options, which may be granted at an exercise price not less than the fair market value of our common stock on the date of grant and have a term not to exceed ten years, restricted stock units and restricted stock awards. See also Note 10 to our Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a description of the material features of the 2014 Employment Commencement Incentive Plan.

INFORMATION ABOUT STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 31, 2015 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015, and restricted stock units that vest within 60 days of March 31, 2015, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table is based on 18,049,934 shares of our common stock issued and outstanding on March 31, 2015. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Achaogen, Inc., 7000 Shoreline Court, Suite 371, South San Francisco, California 94080.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% and Greater Stockholders:
Entities Affiliated with Fidelity Investments(2)	2,652,097	-	2,652,097	14.7%
Entities Affiliated with Domain Partners(3)	2,020,939	-	2,020,939	11.2%
Entities Affiliated with Venrock(4)	1,746,461	-	1,746,461	9.7%
The Wellcome Trust Limited as trustee of the Wellcome Trust(5)	1,526,955	-	1,526,955	8.5%
Entities Affiliated with ARCH Venture Fund VI, L.P.(6)	1,418,657	-	1,418,657	7.9%
Entities Affiliated with Versant Venture Capital(7)	1,281,152	-	1,281,152	7.1%
Named Executive Officers and Directors:
Kenneth J. Hillan, M.B., Ch.B.(8)	-	573,924	573,924	3.1%
Derek A. Bertocci(9)	1,354	26,942	28,296	*
Ian Friedland, M.D.(10)	-	2,145	2,145	*
Bryan E. Roberts, Ph.D.(11)	1,746,461	10,000	1,756,461	9.7%
Chris Boerner, Ph.D.(12)	-	7,777	7,777	*
Alan B. Colowick, M.P.H., M.D.(13)	-	1,110	1,110	*
John C. Doyle(14)	-	86,419	86,419	*
Kent E. Lieginger, Pharm.D.(15)	-	1,110	1,110	*
John W. Smither(16)	-	18,080	18,080	*
Christopher T. Walsh, Ph.D.(17)	-	41,486	41,486	*
All directors and current executive officers as a group (10 persons)(18)	1,747,815	768,993	2,516,808	13.4%
* Represents beneficial ownership of less than one percent of our outstanding shares of common stock.

(1)
Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of March 31, 2015. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 31, 2015.

(2)
As reported on Schedule 13G filed with the SEC on April 10, 2014 by FMR LLC (“FMR”). FMR has sole voting power over 21,600 shares and shared dispositive power over shares listed herein. Edward C. Johnson 3d and his family control 49% of FMR and have shared voting and dispositive power over the shares listed herein. One investment company, Fidelity Select Biotechnology Portfolio, holds 901,382 shares listed herein. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment advisor to various investment companies, is the beneficial owner of 1,587,900 shares listed herein. Fidelity SelectCo, LLC, a wholly-owned subsidiary of FMR and an investment advisor to various investment companies, is the beneficial owner of 1,042,597 shares listed herein. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR and an investment advisor to various investment companies, is the beneficial owner of 21,600 shares listed herein. The principal business address for FMR is 245 Summer Street, Boston, MA 02210.

(3)
As reported on Schedule 13G filed with the SEC on February 5, 2015 by Domain Partners VII, L.P. (“USVP VIII”) and DP VII Associates, L.P. Domain Partners VII, L.P. (“Domain VII”) holds 1,987,049 shares of common stock and DP VII Associates, L.P. (“Domain Associates”) holds 33,890 shares of common stock. Domain VII and Domain Associates each have sole voting and dispositive power over shares directly held by Domain VII and Domain Associates respectively. One Palmer Square Associates VII, L.L.C. is the general partner of both Domain VII and Domain Associates. The address for such entities and persons is One Palmer Square Princeton, NJ 08542.

(4)
As reported on Schedule 13G filed with the SEC on February 13, 2015 by Venrock Partners, L.P. (“VP”), Venrock Associates IV, L.P. (“VA IV”), Venrock Entrepreneurs Fund IV, L.P. (“VEF”), Venrock Partners Management, LLC (“VPM”), Venrock Management IV, LLC (“VA IVM”) and VEF Management IV, LLC (“VEFM”). VP holds 289,912 shares of common stock, VA IV holds 1,421,623 shares of common stock and VEF holds 34,926 shares of common stock. VPM is the general partner of VP, VA IVM is the general partner of VA IV and VEFM is the general partner of VEF. VP, VA IV, VEF, VPM, VA IVM and VEFM have shared voting and dispositive power over the shares held by VP, VA IV and VEF. Dr. Roberts is a member of each of VA IVM, VPM and VEFM and may therefore be deemed to have voting and investment power with respect to the shares held by VP, VA IV and VEF, but each of Dr. Roberts, VA IVM, VPM and VEFM disclaims beneficial ownership of the shares held by VP, VA IV and VEF, except to the extent of their respective pecuniary interests therein. The address of each of the persons and entities affiliated with Venrock is 3340 Hillview Avenue, Palo Alto, CA 94304.

(5)
As reported on Schedule 13G filed with the SEC on February 17, 2015 by The Wellcome Trust Limited as trustee of the Wellcome Trust (“Wellcome”). Wellcome has sole voting and dispositive power over the shares held by Wellcome. The address of Wellcome is 215 Euston Road, London NW1 2BE, United Kingdom.

(6)
As reported on Schedule 13G filed with the SEC on February 11, 2015 by ARCH Venture Fund VI, L.P. (“AVF VI”), ARCH Venture Partners VI, L.P. (“AVP VI”), ARCH Venture Partners VI, LLC (“AVP LLC”), Keith Crandell, Robert Nelsen and Clinton Bybee. AVF VI holds 1,418,657 shares of common stock. AVP LLC as the sole general partner of AVP VI, and Keith Crandell, Robert Nelsen, and Clinton Bybee as managing directors of AVP LLC, may be deemed to have shared voting power and dispositive power over the shares held by AVF VI; however, each entity or person disclaims beneficial ownership of such shares of common stock except for the shares, if any, held of record. The address for such entities and persons is 8725 W. Higgins Avenue, Suite 290, Chicago, IL 60631.

(7)
As reported on Schedule 13G filed with the SEC on February 17, 2015 by Versant Affiliates Fund II-A, L.P. (“VAF II-A”), Versant Side Fund II, L.P. (“VSF II”), Versant Venture Capital II, L.P. (“VVC II”), Versant Ventures II, LLC (“VV II”), Brian G. Atwood (“BGA”), Samuel D. Colella (“SDC”), Ross A. Jaffe (“RAJ”), William J. Link (“WJL”), Donald B. Milder (“DBM”), Rebecca B. Robertson (“RBR”), Bradley J. Bolzon (“BJB”), Charles M. Warden (“CMW”) and Barbara N. Lubash (“BNL”). VAF II-A holds 23,118 shares of common stock, VSF II holds 11,139 shares of common stock and VVC II holds 1,246,895 shares of common stock. VAF II-A, VSF II and VVC II have sole voting and dispositive power over the shares held by VAF II-a, VSF II and VVC II respectively. VV II serves as the general partner of VAF II-A, VSF II and VVC II. BGA, SDC, RAJ, WJL, DBM, RBR, BJB, CMW and BNL are managing directors and/or members of VV II. Each of VV II, BGA, SDC, RAJ, WJL, DBM, RBR, BJB, CMW and BNL may be deemed to have shared voting and dispositive power over shares held by VAF II-A, VSF II and VVC II; however, they disclaim beneficial ownership of the shares held by VAF II-A, VSF II and VVC II except to the extent of their pecuniary interests therein. The address for such entities and persons is c/o Versant Ventures, One Sansome Street, Suite 3630, San Francisco, CA 94104.

(8)	Consists of 573,924 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(9)	Consists of 1,354 shares of Common Stock and 26,942 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(10)	Consists of 2,145 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(11)	Consists of the shares reported in Footnote 4 and 10,000 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(12)	Consists of 7,777 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(13)	Consists of 1,110 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(14)	Consists of 86,419 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(15)	Consists of 1,110 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(16)	Consists of 18,080 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(17)	Consists of 41,486 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

(18)
Includes: (i) 1,746,461 shares held by entities affiliated with Dr. Roberts and (ii) 766,773 shares that may be acquired by our current executive officers and directors pursuant to the exercise of stock options within 60 days of March 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with, except a Form 4 filing for Dr. Friedland that was filed late due to an administrative delay.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Achaogen stockholders may be “householding” our proxy materials. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Achaogen, Inc., 7000 Shoreline Court, Suite 371, South San Francisco, California 94080 or (3) contact our Investor Relations department by telephone at (650) 800-3636 extension 3. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
Annual Reports
Our 2014 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “Financials and Filings” section on our investor relations website at http://investors.achaogen.com/financials.cfm and at the SEC’s website at www.sec.gov.
Upon written request by an Achaogen stockholder, we will mail without charge a copy of our 2014 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Chief Financial Officer, 7000 Shoreline Court, Suite 371, South San Francisco, California 94080.

By Order of the Board of Directors
/s/ Kenneth J. Hillan, M.B., Ch.B.
Kenneth J. Hillan, M.B., Ch.B. President and Chief Executive Officer
April 14, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

ACHAOGEN, INC.

June 10, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18863/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230000000000000000 0 061015

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ John W. Smither
○ Alan B. Colowick

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. **This proxy when properly executed will be voted as directed or, if no contrary direction is indicated, will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ACHAOGEN, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Achaogen, Inc., a Delaware corporation, hereby appoints Kenneth J. Hillan, M.B., Ch.B. and Derek A. Bertocci, and each of them, with full power of substitution and power to act alone, as proxies to vote, as designated on the reverse side of this ballot, all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Achaogen, Inc., to be held on Wednesday, June 10, 2015 at 11:30 a.m. Pacific Time, at 7000 Shoreline Court, South San Francisco, California 94080, and at any adjournments or postponements thereof, on all matters set forth on the reverse side and in their discretion upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on the reverse side.)

1.1

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ACHAOGEN, INC.

June 10, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18863/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000000000 0 061015

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ John W. Smither
○ Alan B. Colowick

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. **This proxy when properly executed will be voted as directed or, if no contrary direction is indicated, will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.